PURCHASE AND SALE AGREEMENT

(BACANUCHI / SHIRLEY CONCESSION)

THIS AGREEMENT made as of the ___ day of April, 2008,

AMONG:

MARK ISAACS, of 674 Villa de la Valle Suite 217, San Diego, California,  92075, USA

(the “Vendor”)

AND:

ANIMAS RESOURCES LTD. a British Columbia incorporated company having its head office address at 410-325 Howe Street, Vancouver, British Columbia, V6C 1Z7,

(the “Purchaser”)

WITNESSES THAT WHEREAS:

A.

A 100% interest in the Shirley Mineral Concession (the “Property”) as further described in Schedule A hereto is owned by the Vendor and held in the name of Juan Jose Cabuto Vidrio;

B.

The Vendor has agreed to sell to the Purchaser, and the Purchaser has agreed to purchase from the Vendor, the Property on the terms and conditions contained herein.

NOW THEREFORE in consideration of the covenants and agreements herein contained, the parties agree as follows:

1.

Purchase and Sale.  The Vendor hereby sells all of the Vendor’s interest in the Property to the Purchaser, and the Purchaser hereby purchases all of the Vendor’s interest in the Property from the Vendor.

2.

Purchase Price.  Subject to the provisions herein, the purchase price for the Property (the “Purchase Price”) shall be deemed to be CDN$200,000, which represents the parties’ best estimate of the fair market value of the Property as of the date of signing the Letter of Intent among the parties dated June 18, 2007.

3.

Payment of Purchase Price.  The Purchase Price shall be paid and satisfied by the Purchaser by delivering to the Vendor, or its nominee, 400,000 common shares (the “Shares”) in the share capital of the Purchaser at a deemed price of CDN$0.50 per Share, which was approved by the TSX Venture Exchange on July 13, 2007.

4.

Closing.  The Shares shall be delivered to the Vendor in satisfaction of the Purchase Price on the date that is 10 business days following the later of:

(a)

the date that the Property has been duly transferred into the name of the Purchaser and recorded in the Mining Registry of Mexico; and

(b)

the date that the TSX Venture Exchange has granted its approval to the transaction described herein.

5.

Vendor Representations.  The Vendor severally represent and warrant that:

(a)

he is the registered and beneficial owner of the Property and that no other third party has entered into an agreement with any of the Vendor with respect to acquiring an interest in the Property and the Vendor have all legal right to enter into this agreement;

(b)

the Property is free and clear from all liens or encumbrances and all mining taxes and duties with respect to the Property have been duly paid up to the date of this Agreement;

(c)

all work assessment reports required to be filed for the past 5 years have been duly filed with the appropriate Mexican mining authority, registry or ministry; and

(d)

there are no Hazardous Substances located on or in the Property and no release of any Hazardous Substances has occurred on or from the Property.  The Vendor has not used the Property to produce, generate, store, handle, transport or dispose of any Hazardous Substances and the Property has not been or is not being used as a landfill or waste disposal site. For the Purposes of this subsection “Hazardous Substance” means any substance, material or waste that is listed, classified or regulated as hazardous, toxic or dangerous pursuant to any Mexican environmental law including, but not limited to, petroleum products or by-products, asbestos containing materials, urea formaldehyde, radon gas, lead containing paint or plumbing, and polychlorinated biphenyls.

6.

Further Assurances.  This agreement constitutes the legal transfer by the Vendor of title to the Property to the Purchaser on the date hereof.  The Vendor shall, from time to time as and when requested by the Purchaser, and at the expense of the Purchaser, do, execute and cause to be made, done and executed all such further documents, assignments and assurances that may be necessary and that may be reasonably required by the Purchaser for more completely and effectively transferring the Property to the Purchaser and whether for the purpose of registration or otherwise.  The parties hereby agree that they will execute all such documents, instruments and agreements and perform such further acts and supply to any federal or provincial taxing authority such information as may be necessary from time to time to carry out the terms and intent of this agreement.

7.

Governing Law.  This agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia.

8.

Entire Agreement  This agreement constitutes the entire agreement between the parties with respect to the subject matter of this agreement and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties including the Letter of Intent dated June 18, 2007.

9.

Headings.  The headings appearing in this agreement have been inserted for reference and as a matter of convenience only and in no way define, limit or enlarge the scope or meaning of this agreement or any of its provisions.

10.

Interpretation.  Words used in this agreement like “herein”, “hereof”, “hereunder” and other like words refer to this agreement as a whole and not just to the particular paragraph or clause in which such words appear.

11

Enurement.  This agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

12.

Counterparts.  This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.

IN WITNESS WHEREOF the parties hereto have executed this agreement as of the day and year first above written.

ANIMAS RESOURCES LTD. Per: _________________________________
_________________________________ MARK ISAACS

Schedule A

List of Mineral Claims

Name of Concession	Title Number	Area (Ha.)	Type of Concession
Shirley	229214	29,468.5108	Minera